UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 15, 2010

Tree.com, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-34063	26-2414818
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11115 Rushmore Drive, Charlotte, NC	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (704) 541-5351

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On November 16, 2010, Tree.com, Inc. (the “Company”) announced that its wholly-owned subsidiary, Home Loan Center, Inc. dba LendingTree Loans (“HLC” or the “Buyer”), entered into an Asset Purchase Agreement (the “Agreement”) dated November 15, 2010 with First Residential Mortgage Network, Inc. dba SurePoint Lending (“SurePoint” or the “Seller”) and the shareholders of SurePoint named therein (the “Shareholders”).  SurePoint, a LendingTree Loans network lender for eleven years, is a full service residential mortgage provider licensed in 45 states and employing over 500 people, including more than 300 licensed loan officers.  The Agreement provides for the purchase by HLC of certain specified assets and liabilities of SurePoint related to its business of originating, refinancing, processing, underwriting, funding and closing residential mortgage loans; providing title and escrow services; and providing other mortgage related services, as further described in the Agreement.  The acquired assets also include all of the equity interests of Real Estate Title Services, LLC (“RETS”).  Under the terms of the Agreement, HLC will make an initial payment of $6 million in cash upon the closing of the transaction, subject to certain adjustments as described in the Agreement.  In addition, for a period of three years, HLC will make additional payments (“Earnout Amounts”) to the Seller on an annual basis based on HLC’s pre-tax net income derived from the assets acquired pursuant to the Agreement.  The aggregate purchase price, including the initial payment and Earnout Amounts, shall not exceed $23 million.  The Company expects to use available cash to fund the acquisition.

The transaction, which is expected to close in the first quarter of 2011, is subject to a number of closing conditions, including that all of the equity interests of RETS shall have been contributed to Seller by the Shareholders, that at least 85% of the production staff and management of SurePoint and RETS offered employment by the Buyer shall have accepted such offers and that Joe Johnson (President of Production) and any employee named on any license of RETS shall have also accepted offers of employment with Buyer, and certain other customary conditions.  The Agreement also contains customary representations, warranties, covenants, and indemnification obligations of the parties and certain termination rights, including that each of the Buyer and Seller may terminate the Agreement by mutual written consent or if the other party has materially breached any representation, warranty or covenant contained in the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.  A copy of the press release announcing the transaction is filed as Exhibit 99.1 hereto.

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995.  Such statements include those regarding the intent, belief or current expectations or anticipations of the Company and members of our management team and may be identified by words such as “estimate,” “project,” “forecast,” “plan,” “believe,” “may,” “expect,” “anticipate,” “intend,” “planned,” “potential,” “can,” “expectation” and similar expressions, or the negative of those expressions.  Factors known to management that could cause actual results to differ materially from those in forward-looking statements are set forth under “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2009, our Quarterly Reports on Form 10-Q for the periods ended March 31, 2010, June 30, 2010 and September 30, 2010, and in our other filings with the Securities and Exchange Commission.  We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

Item 9.01.              Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

2.1

Asset Purchase Agreement dated November 15, 2010 by and among Home Loan Center, Inc., First Residential Mortgage Network, Inc. dba SurePoint Lending, and the shareholders of First Residential Mortgage Network named therein*

99.1	Press Release dated November 16, 2010

*

The schedules (and similar attachments) in this exhibit have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. A list of omitted schedules (and similar attachments) is contained in the agreement. The Company agrees to furnish a supplemental copy of any omitted schedule (or similar attachment) to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 16, 2010

TREE.COM, INC.

By:	/s/ Tamara Kotronis
Tamara Kotronis
Senior Vice President, Financial Planning and Analysis and Investor Relations

EXHIBIT INDEX

Exhibit	Exhibit Description

2.1

Asset Purchase Agreement dated November 15, 2010 by and among Home Loan Center, Inc., First Residential Mortgage Network, Inc. dba SurePoint Lending, and the shareholders of First Residential Mortgage Network named therein*

99.1	Press Release dated November 16, 2010

*

The schedules (and similar attachments) in this exhibit have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. A list of omitted schedules (and similar attachments) is contained in the agreement. The Company agrees to furnish a supplemental copy of any omitted schedule (or similar attachment) to the Securities and Exchange Commission upon request.